BY-LAWS

                                       OF
                            ILLINOIS TOOL WORKS INC.

                                    ARTICLE I

                                     Offices


SECTION 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2. Other Offices. The corporation may also have offices in Chicago, Illinois, and offices at such other places as the Board of Directors or officers may from time to time determine.


                                   ARTICLE II

                                  Stockholders


     SECTION 1. Annual Meeting. The annual meeting of the stockholders shall be in the month of April or May of each year. The place, date and time of the meeting shall be fixed by the Board of Directors and stated in the notice of the meeting.

     SECTION 2. Special Meetings. Special meetings of the stockholders may be called by the chairman or by a majority of the Board of Directors.

     SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without Delaware, as the place of meeting for any meeting of the stockholders (annual or special) called by the Board of Directors. If a special meeting is otherwise called, the place of meeting shall be in Chicago, Illinois as designated in the notice.

     SECTION 4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting shall be delivered either personally or by mail, by or at the direction of the chairman or persons calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mails in a sealed envelope addressed to the stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

     SECTION 5. Voting of Shares by Certain Holders. Shares of stock standing in the name of another corporation, domestic or foreign, may be voted by such

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officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares of stock standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

     Shares of stock standing in the name of a receiver may be voted by such receiver, and shares of stock held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     SECTION 6. Fixing of Record Date. Unless any statute requires otherwise, for the purpose of determining (a) stockholders entitled to notice of or to vote at any meeting of stockholders, or (b) stockholders entitled to receive payment of any dividend, or (c) stockholders, with respect to any lawful action, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of

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business  on the day next  preceding  the day on which  notice is given,  or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum shall be present or represented. No notice other than an announcement at the meeting need be given unless the adjournment is for more than thirty days or a new record date is to be fixed for the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, any business

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may be transacted  which  might  have been  transacted  at the  meeting  as originally notified.

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     When a quorum is  present  at any  meeting,  the vote of the  holders  of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 8. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. Proxies shall be valid only with respect to the meeting or meetings and any adjournment thereof, for which they are given.

     SECTION 9. Voting. Each stockholder shall have one vote in person or by proxy for each share of stock having voting power registered in his name on the books of the corporation at the record date.

     SECTION 10. Stockholder Nominations for Directors. Any stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors, provided written notice of such stockholder's nomination has been received by the Secretary of the Company not later than (i) the close of business on the last business day of December prior to the annual meeting of stockholders in April or May, or (ii) the close of business on the tenth day following the date on which notice of a special meeting of stockholders is first given to stockholders for an election of directors to be held at such meeting.

     Such notice must contain: (a) the name and address of the stockholder who intends to make the nomination; (b) the name, age, and business and residential addresses of each person to be nominated; (c) the principal occupation or employment of each nominee; (d) the number of shares of capital stock of the corporation beneficially owned by each nominee; (e) a statement that the nominee is willing to be nominated and serve as a director; and (f) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the Board of Directors nominated such nominee.

     Nothing in this Section shall preclude the Board of Directors or the Nominating Committee either from making nominations for the election of directors or from excluding the person nominated by a stockholder from the slate of directors presented to the meeting.

     SECTION 11. Election of Directors. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting of stockholders and entitled to voted on the election of directors.

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                                   ARTICLE III

                                    Directors

     SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

     SECTION 2. Number, Tenure and Qualifications. The number of Directors of the corporation is established at ten. Each Director shall hold office for the term for which such Director is elected or until a successor shall have been chosen and shall have qualified or until such Director's earlier death, resignation, retirement, disqualification or removal.

     SECTION 3. Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without Delaware, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without Delaware, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5. Notice. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally, by mail or telegram, to each Director at his business address or at such other address as he shall have previously requested in writing. If mailed, such notice shall be deemed to be delivered two days after being deposited in the United States mails in a sealed envelope so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, unless otherwise required by law.

     SECTION 6. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. The act of the majority of the Directors present at a meeting at which

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a quorum  is  present  shall be the act of the  Board of Directors   unless  a
greater   number  is  required  by  the   Certificate  of Incorporation or these
by-laws.

     SECTION 7. Interested Directors. Except as may otherwise be provided in the Certificate of Incorporation, no contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

               (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

               (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

               (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

               Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     SECTION 8. Vacancies. If vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Director or Directors or otherwise, or if any new Directorship is created by any increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created Directorship and the Directors so chosen shall hold office until the next annual election of Directors and until their successors shall be duly elected and qualified, unless sooner displaced.

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     SECTION 9. Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation.

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               (a) The Board may  designate  one or more  directors as alternate
               members  of  any  committee,   who  may  replace  any  absent  or
               disqualified member, at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's
               property  and  assets,   recommending   to  the   stockholders  a
               dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

               (b) Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more Directors to constitute an Executive Committee and one or more Directors as alternates thereof. Subject to the limitations provided in these by-laws and such further limitation as might be required by law or by the Certificate of Incorporation or by further resolution of the Board of Directors, the Executive Committee may, during intervals between meetings of the Board of Directors, exercise the powers of the Board of Directors in the management of the business and affairs of the corporation (including the corporation's dealings with its foreign subsidiaries, affiliates, and licensees) and may authorize the seal of the corporation to be affixed to all papers which may require it. The Committee shall not be empowered to take action with respect to: issuing bonds, debentures; increasing or reducing the capital of the corporation; authorizing commitments and expenditures in excess of the total amount or amounts provided in the capital budgets approved or otherwise authorized by the Board of Directors; borrowing of monies, except within limits expressly approved by the Board of Directors; electing officers; fixing the compensation of officers; establishment of stock option plans, profit sharing or similar types of compensation plans, filling vacancies or newly-created directorships on the

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               Board  of  Directors;  removing  officers  or  directors  of  the
               corporation;   dissolution,  or  any  other  action  specifically
               reserved  to  the  Board  of  Directors   including  all  matters
               requiring the approval of stockholders. The Committee may also from time to time formulate and recommend to the Board for approval general policies regarding management of the business and affairs of the corporation. The designation of the Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by operation of law. The secretary of the corporation (or in his absence a person designated by the Executive Committee) shall act as secretary at all meetings of the Executive Committee. A majority of the Committee, from time to time, shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at a meeting in which a quorum is present shall be the act of the Committee, provided that in the absence or disqualification of any member of the Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to
               act  at  the   meeting  in  the  place  of  any  such  absent  or
               disqualified member. Regular meetings of the Committee may be held without notice at such times and at such places as shall be fixed by resolution adopted by a majority of the Committee. Special meetings may be called by any member of the Committee on twenty-four hours' prior written or telegraphic notice.

               (c) Compensation Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate not less than two Directors to constitute a Compensation Committee and one or more directors as alternate members thereof, none of whom shall be employees of the corporation. In the absence or disqualification of any member of the Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member, provided that the majority of the Committee, as then constituted, shall not be employees of the corporation. The Compensation Committee shall review and determine from time to time the salaries and other compensation of all elected officers of the corporation and shall submit to the Board of Directors such reports in such form and at such time as the Board of Directors may request. The Compensation Committee shall also submit recommendations from time to time to the Board of Directors as to the granting of stock options.

               (d) Audit Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more Directors who are not employees of the corporation to constitute an Audit Committee and one or more Directors who are not employees of the corporation as alternate members

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               thereof,   which   Committee   shall  review  the  selection  and
               qualifications of the independent public accountants employed from time to time to audit the financial statements of the corporation and the scope and adequacy of their audits. The Committee shall also consider recommendations made by such independent public accountants. The Committee may also make such review of the internal financial audits of the corporation as it considers desirable and shall report to the Board any additions
               or  changes  which  it  deems   advisable.   In  the  absence  or
               disqualification of any member of the Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors who is not an employee of the corporation to act at the meeting in the place of any such absent or disqualified member.

               (e) Employee Benefits Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate three (3) or more individuals, any or all of whom may be non-director employees of the Company, to constitute an Employee Benefits Committee. The Committee shall select, retain or remove the investment managers, advisors, consultants and persons otherwise employed by the Company as named fiduciaries under the Company's employee benefit plans, which actions it shall report to the Board of Directors. The Committee shall review the performance of the trustee or trustees, investment managers, advisors and consultants under said plans with respect to the investment of plan assets. The Committee shall be responsible for the administration of the Company's employee benefit plans and, in fulfilling that responsibility, may delegate to others, whether Company employees or otherwise, specific assignments in administering the plans.

               (f) Corporate Governance and Nominating Committee, The Board of Directors, by resolution adopted by a majority vote of the whole Board, may designate two or more Directors to constitute a Corporate Governance and Nominating Committee. This Committee shall recommend criteria for Board membership, establish procedures for the receipt and evaluation of suggestions of candidates, and make recommendations to the Board concerning nominees for Board membership. The Committee may recommend to the Board policies and procedures relating to corporate governance and monitor such policies and procedures when established. The Committee may also make recommendations to the Board concerning the number of Directors to serve on the Board and may establish standards for evaluation of the performance of the Directors in order to make recommendations with regard thereto.

               (g) Finance Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more directors to constitute a Finance Committee and one or more
               directors  as   alternate
               members thereof. The duties and responsibilities of the Finance Committee shall be to review, upon the request of the Chairman or the President, management's proposals with respect to: the corporation's debt and equity financing; recommendations to the Board with respect to dividend policy and payments; acquisitions and divestitures exceeding the standing authority management has by virtue of the resolution dated December 10, 1993, or its successors; recommendations to the Board concerning the corporation's investment portfolio; the corporation's real estate investments; and other financing and investment matters.

     SECTION 10. Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     SECTION 11. Compensation. Directors who are also full time employees of the corporation shall not receive any compensation for their services as Directors but they may be reimbursed for reasonable expenses of attendance. By resolution of the Board of Directors, all other Directors may receive, as compensation for their services any combination of: an annual fee; a fee for each meeting attended; shares of stock; or other forms of compensation; together with reimbursement of expenses of attendance, if any, at each regular or special meeting of the Board of Directors or any committee of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 12. Meeting by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant hereto shall constitute presence in person at such meeting. Unless otherwise required by law, no notice shall be required if a quorum of the Board or any committee is participating.


                                   ARTICLE IV

                                    Officers

     SECTION 1. Number. The officers of the corporation shall be a chairman, vice chairman, chairman of the Executive Committee, one or several executive vice presidents or vice presidents (the number thereof to be determined by the Board of Directors), one or several of the vice presidents may be designated "senior vice president" by the Board of Directors, and one of whom may be elected as chief financial officer of the corporation, a treasurer, a controller, a secretary, and other such officers as may be elected in accordance with the provisions of this article. Any two or more offices may be held by the same person.

     SECTION 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION  4.   Vacancies.   A  vacancy  in  any  office  because  of  death,
resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. Chairman. The chairman shall be the chief executive officer of the corporation and shall have general supervision over all of the affairs of the corporation and shall determine and administer the policies of the corporation as established by the Board of Directors or by the Executive Committee. The chairman shall: (i) provide leadership to the Board in reviewing and advising upon matters which exert major influence on the manner in which the corporation's business is conducted; (ii) preside at all meetings of the stockholders and of the Board of Directors; (iii) in the absence of the chairman of the Executive Committee, preside at all meetings of the Executive Committee; and (iv) perform such other duties as may be conferred by law or assigned by the Board of Directors. The chairman may sign, with the secretary or other proper officer of the corporation thereunto authorized by the Board of Directors, stock certificates of the corporation, any deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing or execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The chairman may also execute proxies on behalf of the corporation with respect to the voting of any shares of stock owned by the corporation; have the power to appoint agents or employees as in the chairman's judgment may be necessary or appropriate for the transaction of the business of the corporation; and in general shall perform all duties incident to the office of chairman.

     SECTION 6. Vice Chairman. The vice chairman shall assist the chairman in supervising the affairs of the corporation, with special responsibility for integrating acquired businesses into the corporation. In the absence of the chairman, the vice chairman shall preside at all meetings of the stockholders and the Board of Directors. In the event of the absence or disability of the chairman, the vice chairman shall assume all of the duties and responsibilities of that office. The vice chairman may sign any deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing is required to be by some other officer or agent of the corporation. The vice chairman shall perform such other duties as may be designated by the chairman or the Board of Directors.

     SECTION 7. Chairman of the Executive Committee. The chairman of the Executive Committee shall preside at all meetings of the Executive Committee; in the absence of the chairman and vice chairman, he shall preside at all meetings of the stockholders and the Board of Directors; he shall act in an advisory capacity to the chairman in all matters concerning the interest and management of the corporation, and he shall perform such other duties as may be assigned to him by the Board of Directors, the Executive Committee or the chairman. In the event of the absence or disability of the chairman and vice chairman, he shall assume all the duties and responsibilities of the office of the chairman. The chairman of the Executive Committee may sign, with the secretary or other proper officer of the corporation thereunto authorized by the Board of Directors, stock certificates of the corporation, any deeds, mortgages, bonds, contracts, or other instruments delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The chairman of the Executive Committee may also execute proxies on behalf of the corporation with respect to the voting of any shares of stock owned by the corporation.

     SECTION 8. Executive Vice President(s). The executive vice president or executive vice presidents (if elected by the Board of Directors) shall perform such duties not inconsistent with these by-laws as may be assigned to him or them by the chairman or the Board of Directors. In the event of absence or disability of the chairman, and vice chairman and chairman of the Executive Committee, the executive vice president (or in the event there be more than one, the executive vice president determined in the order of election) shall assume all the duties and responsibilities of the office of the chairman.

     SECTION 9. Chief Financial Officer. The chief financial officer (if elected by the Board of Directors) shall have general supervision over the financial affairs of the corporation.

     SECTION 10. The Vice President(s). The Board of Directors may designate any vice president as a senior vice president. In the event of absence or disability of the chairman and vice chairman, the chairman of the Executive Committee and all executive vice presidents, the senior vice president)) or the vice president(s) in the order of election, shall assume all the duties and responsibilities of the office of the chairman. Any senior vice president or any vice president may sign, with the secretary or an assistant secretary, stock certificates of the corporation; and shall perform such other duties as from time to time may be assigned to him by the chairman or by the Board of Directors. In general, the vice president (or vice presidents, including the senior vice president or senior vice presidents) shall perform such duties not inconsistent with these by-laws as may be assigned to him (or them) by the chairman, the executive vice presidents or by the Board of Directors.

     SECTION 11. The Treasurer. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VI of these by-laws; (b) in general perform all duties incident to the office of treasurer and such other duties not inconsistent with these by-laws as from time to time may be assigned to him by the Board of Directors, or by the chairman, or any vice president designated for such purpose by the chairman.

     SECTION 12. The Secretary. The secretary shall: (a) keep the minutes of the stockholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all stock certificates prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is required; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign with a vice president, or the chairman, stock certificates of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) act as secretary at all meetings of the Executive Committee; and (h) in general perform all duties incident to the office of secretary and such other duties not inconsistent with these by-laws as from time to time may be assigned to him by the chairman or by the Board of Directors.

     SECTION 13. The Controller. The controller shall provide guidance and evaluation with respect to the corporation's accounting and related functions, control and procedures systems, budget programs, and coordinate same on a divisional and overall corporate level. The controller shall report to such officer or officers of the corporation and perform such other duties incident to the office of controller as may be prescribed from time to time by the chairman, chief financial officer, or by the Board of Directors.

     SECTION 14. Assistant Treasurers and Assistant Secretaries. The chairman may appoint one or more assistant treasurers and one or more assistant secretaries who shall serve as such until removed by the chairman or the Board of Directors. The assistant treasurers may be required to give bonds for the faithful discharge of their duties in such sums and with such sureties as the chairman shall determine. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the chairman, but shall not be considered to be officers of the corporation solely by reason of such appointments or titles.

     SECTION 15. Appointive Presidents and Vice Presidents. The chairman may from time to time designate employees of the corporation who are managing one or several groups, divisions, or other operations of the corporation as "President", "Vice President", or similar title, which employees shall not be considered to be officers of the corporation solely by reason of such appointments or titles. The chairman shall report such appointments to the Compensation Committee at least annually.

     SECTION 16. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors on a monthly basis and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.


                                    ARTICLE V

                     Indemnification of Officers, Directors
                              Employees and Agents

     SECTION 1. Non-Derivative Actions and Criminal Prosecutions. To the extent permitted by applicable law from time to time in effect, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. Derivative Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     SECTION 3. Right to Indemnification. To the extent that a Director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4. Where No Adjudication. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested Directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (iii) by the stockholders.

     SECTION 5. Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     SECTION 6. Non-exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or of applicable law.


                                   ARTICLE VI

                      Contracts, Loans, Checks and Deposits


     SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of any on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                   ARTICLE VII

                               Stock Certificates


     SECTION 1. Stock Certificates. Certificates representing shares of stock of the corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the chairman, the chairman of the Executive Committee, or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary, and shall be sealed with the seal of the corporation. If a stock certificate is countersigned (a) by a transfer agent other than the corporation or its employee, or (b) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Lost Certificates. The Board of Directors may from time to time make such provision as it deems appropriate for the replacement of lost, stolen or destroyed stock certificates, including the requirement to furnish an affidavit and an indemnity.

     SECTION 3. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment of authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the books of the corporation. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

     SECTION 4. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and registrars and may thereafter require all stock certificates to bear the signature of a transfer agent and registrar.

     SECTION 5. Rules of Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of stock certificates of the corporation.

                                  ARTICLE VIII

                                   Fiscal Year

     The fiscal year of the corporation shall begin on the first day of January in each year and end on the thirty-first of December in each year.


                                   ARTICLE IX

                                    Dividends


     The Board of Directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.


                                    ARTICLE X

                                      Seal


     The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware".


                                   ARTICLE XI

                                Waiver of Notice


     Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the Certificate of Incorporation or under the provisions of The General Corporation Law of Delaware, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of any person at a meeting for which any notice whatever is required to be given under the provisions of these by-laws, the Certificate of Incorporation or The General Corporation Law of Delaware shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.